Exhibit 10.3

FORBEARANCE AGREEMENT AND
THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Agreement"), is dated effective as of November 26, 2008, and is entered into by and between DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (the "Borrower"), and SCANTRON CANADA LTD. (the "Lender").

RECITALS

The Borrower and Wells Fargo Financial Corporation Canada ("Wells Fargo") were parties to a Credit and Security Agreement dated September 10, 2007, as amended by a First Amendment to Credit and Security Agreement dated as of February 28, 2008 and a Second
Amendment to Credit Agreement dated as of July 7, 2008 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in this Agreement have the meanings given to them in the Credit Agreement unless otherwise specified, and references to Sections refer to Sections of the Credit Agreement.

On or about August 7, 2008, the Lender acquired the Indebtedness of the Borrower to Wells Fargo and all of Wells Fargo's rights and interests under the Loan Documents.

Various Events of Default have occurred under the Credit Agreement and the Loan Documents, as more fully described in the forbearance letters from Lender to Borrower dated September 5, 2008, September 23, 2008 and October 3, 2008 (the "Specified Defaults"). Pursuant to these forbearance letters and the letter agreements by and between Lender and Borrower dated October 17, 2008, October 31, 2008 and November 14, 2008 Lender agreed to forbear from exercising its rights and remedies with respect to the Specified Defaults through October 31, 2008.

Parent has delivered to Lender its certified projections for its 2009 fiscal year, and Borrower and Lender have been negotiating mutually agreeable Financial Covenants for Borrower's 2009 fiscal year for the US Loan Documents and Credit Agreement.

Borrower has requested that certain amendments be made to the Credit Agreement and that Lender continue to forbear from exercising its rights and remedies with respect to the Specified Defaults in order to allow Borrower to address the Specified Defaults and other business issues. Lender is willing to make such changes and continue to forbear subject and pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

    Acknowledgements. Borrower acknowledges that:

      As of November 25, 2008, the Indebtedness totaled $3,366.531.54, exclusive of accrued but unpaid interest and other costs and fees provided for in the Credit Agreement;

      All of the Indebtedness is due Lender without setoff, defense or counterclaim, in law or in equity, of any kind or nature;

      The Indebtedness is secured by valid, properly perfected first priority liens and security interests in favor of Lender in all of Borrower's personal property and assets;

      As a result of the Specified Defaults (in the absence of the Forbearance Period provided for in this Agreement), Lender has the right, without further notice, to accelerate the Indebtedness, demand payment in full and enforce its rights under the Loan Documents; and

      Lender has duly performed all of its obligations under the Credit Agreement and Loan Documents and, in the absence of the Forbearance Period provided for in this Agreement, Lender would have no obligation to continue financing Borrower or to forbear from enforcing its rights under the Credit Agreement, the Loan Documents and applicable law.

    Forbearance Period. Subject to the following conditions, Lender agrees to forbear from enforcing its rights and remedies under the Loan Documents with respect to the Specified Defaults through the date upon which Lender has received and accepted all of the parts ordered by Lender under that certain parts purchase order identified by P.O. 4500172179 issued on August 22, 2008 by Lender to Parent (the "Parts Order") (the "Forbearance Period"):

      There are no further or additional Events of Default under the Credit Agreement;

      Simultaneous with providing originally executed copies of this Agreement, Borrower provides fully executed originals of all certificates and reaffirmations hereto, along with complete copies of the October 22, 2001 Shareholders' Declaration and any other documents or agreements regarding shareholders' rights; and

      Borrower complies with all terms and conditions of this Agreement, the Credit Agreement (as amended hereby) and the Loan Documents.

    Upon the occurrence of any additional or further Events of Default or of a default under this Agreement, Lender may, at its option and without further notice, terminate the Forbearance Period and exercise all rights and remedies available under the Credit Agreement, the Loan Documents and applicable law and all of the Indebtedness will immediately become due and payable upon the expiration or termination of the Forbearance Period. However, if no further or additional defaults or Events of Default (including, without limitation, recurrence of the Specified Defaults) have occurred under the Credit Agreement, this Agreement or the other Loan Documents prior to the date upon which Lender has received and accepted all of the parts ordered by Lender under the Parts Order, then all of the Specified Defaults shall be deemed to be waived effective as of that date.

    Amendments to Loan Agreement.

      Defined Terms. Section 1.1 of the Credit Agreement is amended by amending and restating in their entireties the following definitions:

      "Canadian Borrowing Base" means at any time the lesser of:

      (a) The Canadian Maximum Line Amount; or

      Subject to change from time to time in the Lender's sole discretion, the sum of:

        the lesser of (A) the product of the Canadian Inventory Advance Rate times the US Dollar Equivalent of the cost of Eligible Inventory located at locations owned or leased by the Borrower in Canada or (B) seventy-one percent (71%) of the appraised Net Orderly Liquidation Value of such Eligible Inventory (which seventy-one percent (71%) rate shall decrease by (x) two percent (2%) per month on the last Business Day of the first week of each month, beginning January 2, 2009 through and including March 6, 2009, and (y) four percent (4%) on the last business day of the first week of each month beginning April 3, 2009 and continuing thereafter through September 4, 2009), less the Borrowing Base Reserve applicable to the Borrower, less

        Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Canadian Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower's credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement between the Borrower and the Lender that is not described in Article II of this Agreement.

      Section 1.1 is of the Credit Agreement is further amended by modifying the following definition as follows:

      In the definition of "Prime Rate", references to "Wells Fargo US" are hereafter deemed references to "Wells Fargo Bank, National Association".

      Binding Effect; Assignment; Complete Agreement; Sharing Information. The first sentence of Section 8.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

      The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent.

      Fees. Section 2.9(b) is amended and restated in its entirety to read as follows: "Intentionally omitted."

      Performance by the Lender. Section 6.26 of the Credit Agreement is amended by adding a new sentence at the end thereof reading as follows: "Nothing in this Section 6.26 is intended to or does grant to Borrower any cure rights other than those set forth in Section 7.1(b), nor does anything in this Section 6.26 affect Lender's ability to act with respect to any Event of Default pursuant to the terms of Article VII of this Agreement."

      Events of Default. Section 7.1 of the Credit Agreement is amended to add the following new Sections 7.1(r) and (s):

    "(r) An Event of Default occurs under the Securities Purchase Agreement dated as of March 26, 2007 between Borrower, Parent and the "Investors" described therein or under any promissory note or document related thereto or executed in connection therewith and any applicable period of grace set forth therein has expired.

    (s) Borrower shall not have obtained and recorded a release of ABN AMRO's outstanding Bank Act security filing satisfactory to Lender in its sole discretion on or before January 15, 2009.

    Definition of Lender; Address of Notice. Unless the context requires otherwise, all references to "Lender" in the Credit Agreement and the Loan Documents will be deemed to refer to Scantron Canada Ltd. as successor in interest to Wells Fargo. Likewise, for purposes of all Loan Documents, the Lender's address for notice purposes will be:

    c/o Harland Clarke Corp.

    10931 Laureate Dr.

    San Antonio, TX 78249

    Attention: Chief Financial Officer

    Transfer of Chief Executive Office and Closing of Business Location. Notwithstanding the terms of Section 6.23 of the Credit Agreement, and subject to the conditions set forth herein, Lender consents to Borrower's moving from Building 2 (Tomken Road) in Mississauga, Ontario to Building 3 (Timberlea Blvd.) in Missisauga, Ontario (the "Permitted Location Action"), provided that Borrower gives Lender at least 15 days prior written notice of the Permitted Location Action. By executing this Agreement, Borrower represents and warrants to Lender that the Permitted Location Action will not adversely affect Borrower's ability to conduct its business or meet its obligations to its customers. Furthermore, Lender's consent is conditioned upon the following:

      Lender's consent to the Permitted Location Action shall not result in a waiver of, and does not waive, any defaults or Events of Default that may arise as a result of the Permitted Location Action; and

      Prior to commencing any of the Permitted Location Action, Borrower must ensure (at its expense) that the Permitted Location Action does not adversely affect or prejudice any of Lender's rights under this Credit Agreement with respect to the Collateral.

    Intellectual Property Issues. Borrower acknowledges that the Lender has a security interest in any Canadian patents and trademarks owned by Borrower, and Borrower agrees to execute any documentation required in order to properly register Lender's security interest therein.

    Cash Management Documents. Borrower agrees to enter into lockbox and/or cash management agreements with Lender and Bank of Montreal in form and substance reasonably acceptable to Lender if such an agreement is required by Bank of Montreal.

    No Other Changes. Borrower reaffirms, ratifies and confirms its obligations under the Loan Documents (as amended by this Agreement), Except as explicitly amended by this Agreement, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

    Turnaround Consultant. Borrower agrees that, at Lender's option, it will either retain a turnaround consultant or company satisfactory to Lender in its sole discretion or permit access to Borrower's business, operations, and management to Lender or its representatives as requested by Lender.

    Conditions Precedent. Effectiveness of this Agreement is subject to satisfaction of the following conditions:

    a. Lender shall have received an executed original of this Agreement;

    b. Lender shall have received originally executed Resolutions of the Borrower in substantially the form attached as Exhibit A hereto; and

    c. Lender shall have received an originally executed Reaffirmation of Loan Documents in the form attached as Exhibit B hereto.

    Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

      The Borrower has all requisite power and authority to execute this Agreement and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Agreement and all such other agreements and instruments have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      The execution, delivery and performance by the Borrower of this Agreement and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

      All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

    References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

    No Waiver. Except to the extent that the Specified Defaults may be waived in accordance with the provisions of Section 2 of this Agreement, the execution of this Agreement and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (including, without limitation, the Specified Defaults) or a waiver of any breach, default or event of default under any other document or agreement, whether or not known to the Lender and whether or not existing on the date of this Agreement.

    No Further Forbearance Implied; Remedies. Borrower acknowledges that Lender has no obligation to agree to the Forbearance Period, extend the term of the Forbearance Period, or forbear from enforcing its rights and remedies after the expiration or termination of the Forbearance Period, and that in the absence of the Forbearance Period provided for in this Agreement Lender would have no obligation to continue making loans, and nothing contained herein or otherwise is intended to be or is a promise or agreement to continue making loans after the end of the Forbearance Period or to extend the stated term of the Forbearance Period, except to the extent that the Specified Defaults may be waived in accordance with the provisions of Section 2 of this Agreement. Furthermore, no future agreement by Lender to make loans, or to extend the term of the Forbearance Period beyond the expiration thereof, or any other agreement, is or will be valid or enforceable unless it is contained in a written agreement signed by Lender. Upon expiration or termination of the Forbearance Period, Lender shall have all rights and remedies provided in the Credit Agreement and the Loan Documents and/or by otherwise applicable law, which rights and remedies are expressly reserved.

    Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown. The Borrower additionally hereby absolutely and unconditionally releases and forever discharges Wells Fargo and its participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description arising from the beginning of time to and including the date of this Agreement and arising under or in any way related to the Credit Agreement, the Loan Documents or the Indebtedness, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

    Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Notwithstanding the foregoing, the Borrower and the Lender each agree to pay the fees and disbursements of their own counsel for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments executed in connection herewith.

    Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall he deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Further, facsimile and electronic copies of signatures shall be treated as original signatures for all purposes.

    CONSULTATION WITH COUNSEL. BORROWER ACKNOWLEDGES THAT (1) IT HAS CONSULTED WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT, (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE, AND (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF LENDER OR ITS REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SCANTRON CANADA LTD.	DELPHAX TECHNOLOGIES CANADA
LIMITED

By /s/ Peter A. Fera Jr.	By /s/ Gregory S. Furness
CFO	Gregory S. Furness
Its CFO	Its Chief Financial Officer

EXHIBIT A

CERTIFIED COPY OF

WRITTEN ACTION OF SOLE SHAREHOLDER

I HEREBY CERTIFY that I am the duly elected and qualified secretary of Delphax Technologies Canada Limited, an Ontario corporation ("Corporation"), and that the following is a true and correct copy of resolutions duly adopted by written action of its sole shareholder in accordance with its bylaws and applicable statutes on November 26, 2008:

RESOLVED, that each of the President and the Chief Financial Officer are hereby authorized, on behalf of the Corporation and Delphax Technologies, Inc., to negotiate, execute, deliver and consummate amendments to the Company's and Delphax Technologies, Inc.'s agreements with Scantron Canada Ltd. and its affiliate Harland Clarke Corp. concerning (i) the U.S. and Canadian senior credit agreements, and (ii) the subordinated debt of the Corporation, in each case having such terms as the President or the Chief Financial Officer in his discretion shall approve, his signature to be conclusive evidence of his approval.

I also certify that the following are duly elected and incumbent officers of the Corporation in the offices set forth below opposite his name, and that the signature of each of them set forth below is his genuine signature:

Print Name	Title	Signature

Dieter Schilling	President &	Dieter P. Schilling
Chief Executive Officer

Greg Furness	Vice President &	Gregory S. Furness
Chief Financial Officer

I also certify that a copy of the Corporation's bylaws is attached as Schedule 1 and that such bylaws remain in full force and effect.

I further certify that (i) the foregoing Borrowing Resolutions are in full force and effect as of the date of this Certificate; (ii) the Borrowing Resolutions and any borrowings hereunder have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified.

I have executed this document on this 26th day of November , 2008.

By: /s/ Earl Rogers
Earl Rogers, Secretary

Schedule 1: Bylaws

SCHEDULE 1

BYLAWS

EXHIBIT B

REAFFIRMATION OF AND AMENDMENT TO LOAN DOCUMENTS

The undersigned, while not a party to this Forbearance Agreement and Third Amendment to Credit and Security Agreement (the "Agreement"), has guaranteed payment of all of the obligations of Delphax Technologies Canada Limited owing to Scantron Canada Ltd. ("Lender"), pursuant to a guarantee and related documents and agreements, including without limitation a Guarantee and a Security Agreement (collectively, the "Guarantor Documents"). In order to induce Lender to enter into the Agreement, the undersigned (1) acknowledges and agrees that the Guarantor Documents remain in full force and effect and are hereby ratified, confirmed and approved and extend to and cover all of the obligations described in the Agreement; (2) consents to all of the terms and conditions of the Agreement; (3) acknowledges and agrees that the fact that Lender has sought this reaffirmation does not create any obligation, right, or expectation that Lender will seek its consent to or reaffirmation with respect to any other or further agreements or modifications to the relationship between it and Borrower or any other party; and (4) acknowledges and agrees that all financing statements filed by Lender or Prior Lender against the undersigned before the date hereof were authorized by the undersigned and are hereby re-authorized. Each of the undersigned further acknowledges and agrees that Lender is the successor in interest to Wells Fargo Financial Corporation Canada ("Prior Lender") and is entitled to and may exercise all of Prior Lender's rights and remedies under the Guarantor Documents and the other documents and agreements between Lender, Borrower and/or the undersigned and that any references to "Lender" in the Guarantor Documents will be deemed to refer to Lender, as successor in interest to Prior Lender. Finally, the undersigned agrees that the Security Agreement dated as of September 10, 2007 given by the undersigned in favor of Lender, as successor in interest to Prior Lender, is amended so that the definition of "Collateral" set forth herein will be deemed to include the defined term "Intellectual Property Rights".

DELPHAX TECHNOLOGIES INC.

By: /s/ Gregory S. Furness
Print Name: Gregory S. Furness
Title: Chief Financial Officer

[Acknowledgment signature on next page]

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Acknowledged and agreed:

SCANTRON CANADA LTD.

By: /s/ Peter A. Fera Jr.
Print Name: Peter A. Fera Jr.
Title: CFO